Exhibit 4.1

(FACE OF SECURITY)

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS GLOBAL SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES. EVERY SECURITY DELIVERED UPON REGISTRATION OF TRANSFER OF, IN EXCHANGE FOR, OR IN LIEU OF, THIS GLOBAL SECURITY SHALL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED ABOVE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS TO BE MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

EXCEPT AS OTHERWISE PROVIDED HEREIN,
THIS GLOBAL SECURITY MAY BE TRANSFERRED, IN WHOLE BUT
NOT IN PART, ONLY TO ANOTHER NOMINEE OF THE DEPOSITORY
OR TO A SUCCESSOR DEPOSITORY OR TO A NOMINEE
OF SUCH SUCCESSOR DEPOSITORY

No. [ ]	CUSIP: 883203 CE9	$[ ]

TEXTRON INC.
5.500% NOTE DUE May 15, 2035

TEXTRON INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called “Textron,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay Cede & Co., as nominee for the Depository, or registered assigns, the principal sum of [ ] ($[ ]) on May 15, 2035 and to pay interest thereon, accruing from February 13, 2025 or the most recent date in respect of which interest has been paid or duly provided for at the rate of 5.500% per annum until the principal hereof is paid or duly provided for, semiannually in arrears on May 15 and November 15 in each year (each an “Interest Payment Date”) commencing November 15, 2025; provided, however, that if an Interest Payment Date should fall on a day that is not a Business Day, such Interest Payment Date shall be the following day that is a Business Day. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Global Security (or one or more Predecessor Securities (as defined in the Indenture)) is registered at the close of business on May 1 or November 1 (whether or not a Business Day) next preceding such Interest Payment Date (a “Regular Record Date”) and interest payable at maturity will be payable to the Person to whom principal shall be payable. Any such interest which is payable, but is not punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the Holder hereof on the relevant Regular Record Date or the Person in whose name this Global Security was originally registered, as the case may be, and may be paid to the Person in whose name this Global Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by Textron or may be paid at any time in any other lawful manner.

As used herein, the term “Depository” shall mean The Depository Trust Company, New York, New York, another clearing agency or any successor registered under the Exchange Act or other applicable statute or regulation, which in each case, shall be designated by Textron pursuant to the Indenture.

Payment of the principal and interest on this Global Security will be made at the corporate office or agency of the Trustee in the Borough of Manhattan, The City of New York, New York in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts; provided that, at the option of Textron, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

Unless the certificate of authentication hereon has been executed by the Trustee, directly or through an Authenticating Agent by manual signature of an authorized officer, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Signature Page to Follow]

IN WITNESS WHEREOF, Textron Inc. has caused this instrument to be duly executed under its corporate seal.

Dated: February 13, 2025

TEXTRON INC.

By:
	Name:	Eric Salander
	Title:	Vice President and Treasurer

Attest:
	Name:	Jayne M. Donegan
	Title:	Assistant Secretary

[Signature Page to Global Security]

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is a Global Security of the series designated herein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
As Trustee

By:
Name:
	Title:	Authorized Signatory

Dated: February 13, 2025

[Signature Page to Global Security]

(REVERSE OF SECURITY)

TEXTRON INC.

5.500% NOTE DUE May 15, 2035

This Security is a Global Security evidencing a security of the duly authorized series of securities of Textron designated as its 5.500% Notes due May 15, 2035 (the securities of such series are herein called the “Securities”), issued under an Indenture, dated as of September 10, 1999 (herein called the “Indenture”), between Textron and The Bank of New York Mellon Trust Company, N.A., as successor trustee to The Bank of New York (herein called the “Trustee”, which term includes any successor trustee under the Indenture). The terms of this Security include those stated in, or made pursuant to, the Indenture. The Securities are subject to all such terms, and reference is made to the Indenture, all indentures supplemental thereto and all written instruments of Textron establishing such terms for a statement of the respective rights, limitations of rights, duties and immunities thereunder of Textron, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

This Global Security is not subject to a mandatory or optional sinking fund requirement.

The Securities shall be redeemable, at the option of Textron, in whole or in part, at any time and from time to time, on any date prior to the Maturity (a “Redemption Date”), at the Redemption Price (as defined herein) (expressed as a percentage of principal amount and rounded to three decimal places), plus accrued and unpaid interest on such Securities up to, but not including, such Redemption Date. For all purposes hereof:

“Par Call Date” means February 15, 2035.

“Redemption Price” means (a) with respect to Securities redeemed prior to the Par Call Date, the greater of: (A) (i) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Securities matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points less (ii) interest accrued to the date of redemption; and (B) 100% of the principal amount of the Securities to be redeemed, and (b) with respect to Securities redeemed on or after the Par Call Date, 100% of the principal amount of the Securities to be redeemed.

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by Textron in accordance with the following two paragraphs.

(i)	The Treasury Rate shall be determined by Textron after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, Textron shall select, as applicable:

(a)	the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”);

(b)	if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or

(c)	if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

(ii)	If on the third Business Day preceding the Redemption Date H.15 TCM is no longer published, Textron shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, Textron shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, Textron shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The notice of redemption of the Securities may summarize the method by which the Redemption Price will be determined rather than state the actual dollar amount.

Upon the occurrence of a Change of Control Triggering Event (as defined herein), unless Textron has exercised its right to redeem the Securities pursuant to provisions hereof, each Holder of Securities will have the right to require Textron to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Securities as provided herein (the “Change of Control Offer”) at a purchase price equal to 101% of the aggregate principal amount of such Securities plus accrued and unpaid interest, if any, on such Securities to the date of purchase (the “Change of Control Payment”).

Within 30 days following any Change of Control Triggering Event, Textron shall send, by first class mail, a notice to each Holder of Securities, with a written copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state:

(i)	a description of the transaction or transactions that constitute such Change of Control Triggering Event;

(ii)	that the Change of Control Offer is being made pursuant to provisions hereof and that all Securities validly tendered will be accepted for payment;

(iii)	the Change of Control Payment and the date of the making thereof (the “Change of Control Payment Date”), which shall be a Business Day that is no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law;

(iv)	that any Security not tendered will continue to accrue interest;

(v)	that any Security accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on and after the Change of Control Payment Date unless Textron shall default in the Change of Control Payment and the only remaining right of the Holder thereof is to receive the Change of Control Payment upon surrender of such Security to the Paying Agent;

(vi)	that Holders of the Securities electing to have a portion of a Security purchased pursuant to a Change of Control Offer may only elect to have such Security purchased in a principal amount of $1,000 or integral multiples of $1,000 in excess thereof;

(vii)	that if a Holder of Securities elects to have such Securities purchased pursuant to the Change of Control Offer it will be required to surrender such Securities, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Securities completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

(viii)	that a Holder of Securities will be entitled to withdraw its election if Textron receives, not later than the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Securities such Holder delivered for purchase, and a statement that such Holder is withdrawing its election to have such Securities purchased; and

(ix)	that if Securities are purchased only in part a new Security of the same type will be issued in a principal amount equal to the unpurchased portion of the Securities surrendered.

On the Change of Control Payment Date, Textron shall, to the extent lawful, (i) accept for payment all Securities or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Securities or portions thereof properly tendered and (iii) deliver or cause to be delivered to the Trustee for cancellation the Securities properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Securities or portions thereof being purchased by Textron. The Paying Agent shall promptly send to each Holder of Securities properly tendered the Change of Control Payment for such Securities, and the Trustee, upon receipt of an order from Textron, shall promptly authenticate and mail (or cause to be transferred by book entry) to such Holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered by such Holder, if any, in denominations as set forth in the Indenture.

Textron shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Securities as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Triggering Event provisions hereof, Textron will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this paragraph by virtue of such conflict.

For all purposes hereof:

“Below Investment Grade Rating Event” means the ratings on the Securities are lowered by each of the Rating Agencies and the Securities are rated below an Investment Grade Rating by each of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the Securities is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Triggering Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee or Textron in writing at the Trustee’s or Textron’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock and limited liability or partnership interests (whether general or limited), but excluding any debt securities convertible into such equity.

“Change of Control” means the occurrence of any of the following:

(a)            the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of Textron’s properties or assets and of Textron’s subsidiaries’ properties or assets taken as a whole to any Person or group of related “persons” (as that term is used in Section 13(d)(3) of the Exchange Act) (a “Group”) other than Textron or one of Textron’s subsidiaries;

(b)            the adoption of a plan relating to liquidation or dissolution of Textron;

(c)            the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any Person or Group becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of Textron’s Voting Stock; or

(d)            the first day on which a majority of the members of Textron’s Board of Directors are not Continuing Directors.

Notwithstanding the foregoing, a transaction will not be considered to be a Change of Control if (1) Textron becomes a direct or indirect wholly owned subsidiary of a holding company and (2) immediately following that transaction, (A) the direct or indirect holders of the Voting Stock of the holding company are substantially the same as the holders of Textron’s Voting Stock immediately prior to that transaction or (B) no Person or Group is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of the holding company.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Continuing Director” means, as of any date of determination, any member of Textron’s Board of Directors who (1) was a member of Textron’s Board of Directors on the date of the issuance of the Securities or (2) was nominated for election, elected or appointed to Textron’s Board of Directors with the approval of a majority of the Continuing Directors who were members of Textron’s Board of Directors at the time of such nomination, election or appointment.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P.

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity, and includes a “person” as used in Section 13(d)(3) of the Exchange Act.

“Rating Agencies” means (1) each of Moody’s and S&P and (2) if either of Moody’s or S&P ceases to rate the Securities or fails to make a rating of the Securities publicly available for reasons outside of Textron’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by Textron (as certified by a resolution of Textron’s Board of Directors) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“S&P” means S&P Global Ratings (acting through Standard & Poor’s Financial Services, LLC), a division of S&P Global Inc., and its successors.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors, managers or trustees, as applicable.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of Textron and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by Textron and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by Textron with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Global Security shall be conclusive and binding upon such Holder and upon all future Holders of this Global Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Global Security.

Without the consent of the Holder of any Securities, Textron and the Trustee may enter into one or more indentures supplemental to the Indenture to evidence the succession of another corporation to Textron and the assumption by such successor of the covenants of Textron in the Indenture or this Global Security, to add to the covenants of Textron for the benefit of the Holders of all or any series of Securities, to add additional Events of Default, to change or eliminate any of the provisions of the Indenture provided that any such change or elimination shall become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is adversely affected by such provision, to secure the Securities of any series, to establish the form or terms of Securities of any series, to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts under the Indenture by more than one Trustee, pursuant to the requirements of the Indenture, to cure any ambiguity, to correct any defect or inconsistency or to make any other provisions with respect to matters or questions arising under the Indenture which shall not adversely affect the interests of the Holders of Securities of any series in any material respect or for the other purposes set forth in the Indenture.

As provided in the Indenture and subject to certain limitations therein set forth and herein provided, the transfer of this Global Security is registrable in the Security Register, upon surrender of this Global Security for registration of transfer at the office or agency of Textron in any place where the principal of, premium, if any, and interest on this Global Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to Textron and the Security Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon a new Global Security evidencing the Securities evidenced hereby, or like tenor and for the same aggregate principal amount, will be issued to the designated transfer or transferees; provided, however, that for so long as any Securities are evidenced by this Global Security, this Global Security may be transferred in whole but not in part, only to another nominee of the Depository or to a successor Depository selected or approved by Textron or to a nominee of such successor Depository.

There is no limit on the aggregate principal amount of Securities of this series that may be issued by Textron. Without notice to or consent of any Holder of any Securities of this series, Textron may, from time to time and at any time, issue and sell additional Securities of this series with the same title and terms as this Security, except for the payment of interest accruing prior to the issue date of such additional Securities or except for the first payment of interest following the issue date of such additional Securities.

The Securities of this series are issuable only in denominations of $2,000 or any amount in excess thereof which is an integral multiple of $1,000 unless otherwise specified above. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange of Securities, but Textron may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Global Security for registration of transfer, Textron, the Trustee and any agent of Textron or the Trustee may treat the Person in whose name this Global Security is registered as the owner hereof for all purposes, whether or not this Global Security is overdue, and neither Textron, the Trustee nor any such agent shall be affected by notice to the contrary.

If at any time (a) the Depository notifies Textron that it is unwilling or unable to continue as Depository for the Securities evidenced hereby or if at any time the Depository shall no longer be registered or in good standing under the Exchange Act or other applicable statute or regulation and a successor Depository is not appointed by Textron within 90 days after Textron receives such notice or becomes aware of such condition, as the case may be, or (b) an Event of Default has occurred and is continuing and DTC requests the issuance of Securities in definitive registered form, Textron will execute, and the Trustee will authenticate and deliver, Securities in definitive registered form without coupons, in denomination of $2,000 or any amount in excess thereof which is an integral multiple of $1,000 (such denominations referred to herein as “authorized denominations”), of like tenor and in an aggregate principal amount equal to the principal amount of this Global Security in exchange for this Global Security. In addition, Textron may at any time determine that the Securities evidenced hereby shall no longer be represented by a Global Security. In such event Textron will execute, and the Trustee, upon receipt of an Officers’ Certificate evidencing such determination by Textron, will authenticate and deliver Securities in definitive registered form without coupons, in authorized denominations, and of like tenor and in an aggregate principal amount equal to the principal amount of this Global Security in exchange for this Global Security. Upon the exchange of this Global Security for such Securities in definitive registered form, without coupons, in authorized denominations, this Global Security shall be cancelled by the Trustee. Securities in definitive registered form issued in exchange for this Global Security shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Persons in whose names such Securities are so registered.

All terms used in this Global Security that are defined in the Indenture and not herein otherwise defined shall have the meanings assigned to them in the Indenture.

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(Please insert social security, tax identification number or other identifying number of assignee)

(Please print or type name and address, including postal zip code of assignee)

the within Global Security and all rights thereunder, hereby irrevocably constituting and appointing ________________________________________attorney to transfer said Global Security on the books of Textron, with full power of substitution in the premises.

Dated:

Signature:

Signature guarantee:

NOTE: The signature to this assignment must correspond exactly with the name as written upon the face of the within Global Security in every particular without alteration or enlargement or any change whatsoever and must be guaranteed by a commercial bank or trust company having its principal office or correspondent in The City of New York or by a member of the New York Stock Exchange.

OPTION OF HOLDER TO ELECT PURCHASE

If the undersigned wants to elect to have this Security purchased by Textron pursuant to the provisions hereof, check the box below:

☐

If the undersigned wants to elect to have only part of this Security purchased by Textron pursuant to the provisions hereof, state the amount the undersigned elects to have purchased:

$___________

Dated:

Signature:

Tax Identification Number:

Signature guarantee:

NOTE: The signature to this assignment must correspond exactly with the name as written upon the face of the within Global Security in every particular without alteration or enlargement or any change whatsoever and must be guaranteed by a commercial bank or trust company having its principal office or correspondent in The City of New York or by a member of the New York Stock Exchange.